Registration No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                         ----------------------

                               FORM S-8

                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                       --------------------------


                     New England Business Service, Inc.
           -----------------------------------------------------
           (Exact name of registrant as specified in its charter)


               Delaware                           04-2942374
    -------------------------------          -------------------
    (State or other jurisdiction of          (I.R.S. Employer
    organization or incorporation             Identification No.)


                             500 Main Street
                          Groton, Massachusetts 01471
    ------------------------------------------------------------
    (Address of principal executive offices, including zip code)


  401(k) Plan for Employees of New England Business Service, Inc.
  ---------------------------------------------------------------
                     (Full title of the plan)


                           Craig Barrows
           Vice President, General Counsel and Secretary
                 New England Business Service, Inc.
                          500 Main Street
                    Groton, Massachusetts 01471
                          (978) 448-6111
      ---------------------------------------------------------
      (Name, address and telephone number, including area code,
                        of agent for service)




                   CALCULATION OF REGISTRATION FEE
                   -------------------------------

                            Proposed       Proposed
Title of                    Maximum        Maximum
Securities to  Amount to be Offering Price Aggregate       Amount
be Registered  Registered   Per Share*     Offering Price  of Fee
-------------  ------------ -------------- --------------  ------
Common Stock
($1.00 par     1,000,000    $19.6875       $19,687,500     $5,197.50
value)

* Estimated solely for the purpose of calculating the registration fee. This amount was calculated pursuant to Rule 457 upon the basis of the average of the high and low prices of the registrant's common stock as reported in the consolidated reporting system of the New York Stock Exchange on August 14, 2000.

    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The information required by Part I is included in the documents sent or given to the plan participants by New England Business
Service, Inc., which is referred to herein as the registrant, pursuant to Rule 428(b)(1).

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended June 26, 1999.

(2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 25, 1999, December 25, 1999, and March 25, 2000.

(3) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, filed on February 2, 1995, including any amendment or reports filed for the purpose of updating such description.

(4) The description of the Company's purchase rights attached to the common stock contained in Amendment No. 1 to the Company's Registration Statement on Form 8-A, filed on February 15, 1995, including any amendment or reports filed for the purpose of updating such description.

    All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    Any statements contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

    The validity of the shares of Common Stock offered hereby has been passed upon for the registrant by Craig Barrows, Vice President, General Counsel and Secretary of the registrant. As of the date of this registration statement, Mr. Barrows has 1,183 shares allocated to his account in the 401(k) Plan for Employees of New England Business Service, Inc.

Item 6.  Indemnification of Directors and Officers.

    The registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful. Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against such liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

    Article Eleven of the registrant's by-laws requires the registrant, to the full extent permitted from time to time under Delaware law, to indemnify and upon request advance expenses to any person who was or is a party to or is otherwise involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the registrant or while a director or officer is or was serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of any corporation or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The foregoing does not require the registrant to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, except with respect to proceedings to enforce the foregoing rights to indemnification.
Any person seeking indemnification under this provision will be deemed to have met the standard of conduct required for such indemnification unless the contrary has been established.

    Section 12 of the registrant's Certificate of Incorporation provides that a director of the registrant will not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined.

    The registrant has obtained a directors' and officers' liability insurance policy to provide coverage for the registrant's officers and directors.

Item 8. Exhibits.

    Exhibits required as part of this registration statement are listed in the index on page 9.

    The registrant will submit or has submitted the plan and any amendment thereto to the Internal Revenue Service (IRS) in a timely manner and has made all changes required by the IRS in order to qualify the plan.

Item 9. Undertakings.

    The undersigned registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Groton, Massachusetts, this 15th day of August, 2000.

                                      New England Business Service,
Inc.


                                      By:/s/ DANIEL M. JUNIUS
                                      -----------------------------
                                         Daniel M. Junius
                                         Senior Vice President and
                                         Chief Financial Officer

                           POWER OF ATTORNEY

    Each person whose signature appears below hereby authorizes and constitutes Robert J. Murray and Daniel M. Junius, and each of them singly, such person's true and lawful attorneys with full power to them, and each of them singly, to sign for such person in such person's name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, and such person hereby ratifies and confirms such person's signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                  Date
---------                  -----                  ----

/s/ ROBERT J. MURRAY
--------------------   Chairman, President and    August 15, 2000
Robert J. Murray       Chief Executive Officer
                       (principal executive
                       officer), Director

/s/ DANIEL M. JUNIUS
---------------------  Senior Vice President and  August 15, 2000
Daniel M. Junius       Chief Financial Officer
                       (principal financial and
                       accounting officer)

/s/ NEIL S. FOX
---------------        Director                   August 15, 2000
Neil S. Fox

/s/ ROBERT L. GABLE
-------------------    Director                   August 15, 2000
Robert L. Gable

/s/ BENJAMIN H. LACY
--------------------   Director                   August 15, 2000
Benjamin H. Lacy

/s/ THOMAS J. MAY
-----------------      Director                   August 15, 2000
Thomas J. May

/s/ HERBERT W. MOLLER
---------------------  Director                   August 15, 2000
Herbert W. Moller

/s/ RICHARD H. RHOADS
---------------------  Director                   August 15, 2000
Richard H. Rhoads

/s/ BRIAN E. STERN
------------------     Director                   August 15, 2000
Brian E. Stern

/s/ M. ANNE SZOSTAK
-------------------    Director                   August 15, 2000
M. Anne Szostak


    The 401(k) Plan for Employees of New England Business Service, Inc. and each person whose signature appears below hereby authorizes and constitutes Robert J. Murray and Daniel M. Junius, and each of them singly, as its or his true and lawful attorneys with full power to them, and each of them singly, to sign for it or him in its or his name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, and it or he hereby ratifies and confirms its or his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

    Pursuant to the requirements of the Securities Act of 1933, the 401(k) Plan for Employees of New England Business Service, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Groton, Massachusetts, on August 15, 2000.

                                401(k) Plan for Employees of
                                New England Business Service, Inc.


                                By:/s/ ROBERT H. GLAUDEL
                                   ---------------------
                                   Robert H. Glaudel
                                   Member of the Committee
                                   administering the 401(k) Plan
                                   for Employees of New England
                                   Business Service, Inc.

                                By:/s/ DANIEL M. JUNIUS
                                   --------------------
                                   Daniel M. Junius
                                   Member of the Committee
                                   administering the 401(k) Plan
                                   for Employees of New England
                                   Business Service, Inc.


                                By:/s/ ROBERT J. MURRAY
                                   --------------------
                                   Robert J. Murray
                                   Member of the Committee
                                   Administering the 401(k) Plan
                                   for Employees of New England
                                   Business Service, Inc.

EXHIBIT INDEX

Exhibit Number                   Description
--------------                   -----------

     4.1          Certificate of Incorporation of the registrant
                  (incorporated by reference to Exhibit 7(a) to the registrant's current report on Form 8-K dated
                  October 31, 1986).

     4.2          Certificate of Merger of New England Business
                  Service,
                  Inc. (a Massachusetts corporation) and the registrant, dated October 24, 1986, amending the Certificate of Incorporation of the registrant by adding Articles 14 and 15 thereto
                 (incorporated by reference to Exhibit 7(a)
                  to the registrant's current report on Form 8-K dated October 31, 1986).

     4.3 Certificate of Designations, Preferences and Rights of Series A Participating Preferred Stock of the registrant, dated October 27, 1989 (incorporated by reference to Exhibit (3)(c) to the registrant's annual report on Form 10-K for the fiscal year ended June 30,1995).

     4.4          By-laws of the registrant, as amended
                  (incorporated by reference to Exhibit 3.2 to the registrant's annual report on Form 10-K for the fiscal year ended June 26,1999).

     4.5 Specimen stock certificate for shares of Common Stock, par value $1.00 per share, of the Registrant (incorporated by reference to Exhibit
                  (4)(a) to the registrant's annual report on Form 10-K for the fiscal year ended June 30, 1995).

     4.6 Amended and Restated Rights Agreement, dated as of October 27, 1989, as amended as of October 20, 1994, between the registrant and BankBoston, N.A., as rights agent, including as Exhibit B the forms of Rights Certificate Election to Exercise (incorporated by reference to Exhibit 4 to the registrant's current report on Form 8-K dated October 25, 1994).

     5            Opinion of General Counsel.

    23.1          Consent of Deloitte & Touche LLP.

    23.2 Consent of General Counsel (contained in the opinion filed as Exhibit 5 to this registration statement).

    24 Power of Attorney (included in the signature page to this registration statement).